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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this Amendment No. 2 to registration statement on Form S-1 (Registration No. 333-36249) of our report dated April 18, 1997 except as to Note 15, for which the date is May 2, 1997, and Note 16(b) for
which the date is November   , 1997, on our audit of the consolidated financial
statements of International Home Foods, Inc. as of December 31, 1996 and for the year ended December 31, 1996. We also consent to the reference to our Firm under the caption "Experts."


Parsippany, New Jersey
October 27, 1997

     The consolidated financial statements of International Home Foods, Inc. have been prepared to give effect to the reverse stock split described in Note 16(b) of the Notes to the Consolidated Financial Statements included in the Prospectus. When the reverse stock split has occurred we will issue the above consent.

                                            Coopers & Lybrand L.L.P.

Parsippany, New Jersey
October 27, 1997